Exhibit 99.1

Medbox Promotes Jeff Goh to President and Interim CEO

As Company Embarks on Next Stage of Development

(Los Angeles, CA, July 6, 2015) — Medbox, Inc. (OTCQB: MDBX), Medbox, Inc., a provider of specialized services to the cannabis sector, including operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved, today announced that Jeff Goh has been promoted to President and interim Chief Executive Officer.

Goh, 51, has been Chief Operating Officer of Medbox since April 2015 and prior to that served as a consultant since August 2014. He brings to the company more than three decades of relevant experience in executive management capacities with Frito Lay (PepsiCo) and Procter & Gamble, as well as helping smaller companies scale their business models.

Immediately prior to joining Medbox, Goh was CEO of Heart Brand Foods, which has a patented technology to make heart-healthy snack food products that help reduce LDL cholesterol. He also served as CEO of Two Chefs on a Roll, a designer and custom producer of private label savory and bakery food products.

In his added roles at Medbox, Goh succeeds Guy Marsala, 64, who joined Medbox in July 2014 to help guide the company through a corporate and financial transition period, setting the stage for a new and expanded business model. Marsala will also no longer serve on Medbox’s board of directors.

Ambassador Ned L. Siegel, Chairman of Medbox, said, “On behalf of our board and management team, I thank Guy Marsala for his service in helping to reposition Medbox for the company’s next stage of development. With the transition now behind us, we look forward to the leadership and expertise that Jeff will bring to Medbox, ushering in a new era that distinguishes the company as a leader in the burgeoning cannabis industry.”

“Our mission is to help our clients—from growers to dispensaries in states where approved—produce and sell quality cannabis products that are processed consistently under the highest standards and provide real health benefits for patients, ensuring them, along with their prescribing physicians, of safety and peace of mind,” Goh said.

“I am proud to have successfully led Medbox through a challenging period,” added Marsala. “The time is now right to turn the reins over to Jeff, who can focus on corporate growth and pursuing the many business and value-creating opportunities that are ahead.”

About Medbox, Inc.

Medbox, Inc., a leader in the rapidly emerging cannabis sector, provides specialized services to operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved. Through trusted clients and affiliates, the company promotes efficient, consistent, high quality products that are priced right, readily available and safely packaged. For more information about the company or to explore partnership, please visit www.medbox.com

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements, including, but not limited to, rollout of a new and expanded business model, are based on current beliefs and expectations and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the company’s control. In addition, certain forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties also include, but are not limited to, regulatory developments in the industry, as well as political and economic conditions present within the industry. For a more detailed description of the risk factors associated with the company, please refer to the company’s latest Annual Report on Form 10-K, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. The company does not assume any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made, unless required by law.

For more information, contact:

Janet Simmons

PondelWilkinson Inc.

310-279-5980

investor@pondel.com